3(i).1 Articles of Amendment of Premier Bancorp, Inc.
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                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

              ARTICLES OF AMENDMENT -DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

1.       The Name of the Corporation is:

         Premier Bancorp, Inc.

2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

         379 North Main Street, Doylestown, Pennsylvania 18901

3.       The Statute by or under which the Corporation was Incorporated is:

         Business Corporation Law of 1988, 15 Pa.C.S. ss.1101 et. seq., as amended.

4.       The Date of its Incorporation is:

         July 15, 1997

5.       The Manner in which the Amendment was Adopted by the Corporation is:

         The amendment was duly adopted by the Board of Directors of the Corporation, pursuant to Section 1914(c)(3)(ii) of the Business Corporation Law of 1988, as amended, at a meeting of the Board of Directors duly called, convened and conducted on December 11, 1997.

6. The Amendment shall be effective at 12:01 a.m., prevailing time, on December 31, 1997.

7.       The Amendment adopted by the Corporation set forth in full is:

                  5. The aggregate number of shares that the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock having a par value of Thirty-three Cents ($0.33) per share.


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     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 11th day of December, 1997.


                              PREMIER BANCORP, INC.
Attest:


/s/ John J. Ginley                    By:      /s/ John C. Soffronoff
-------------------------                    -------------------------------
John J. Ginley, Secretary                      John C. Soffronoff, President


(CORPORATE SEAL)